EXHIBIT 10.10
                                    AMENDMENT

This Amendment, dated as of June 30, 2004 (this "Amendment") by Wireless Age Communications, Inc. (the "Company") and Stacey Minichiello (the "Purchaser").

WHEREAS, The Company and the Purchaser have entered into a Note Purchase and Security Agreement dated as of December 31, 2003 (the "Note Agreement") and the Company has executed a Note in the principal amount of $1,930,000.00 (one million nine hundred thirty thousand U.S. Dollars) dated as of even date therewith (the "First Note");

WHEREAS, The Company and the Purchaser have entered into a second Note subject to the terms and conditions of the Note Agreement, in the principal amount of $400,000.00 (four hundred thousand U.S. Dollars), dated as of January 21, 2004 (the "Second Note" and referred to collectively herein together with the First Note as the "Notes");

WHEREAS, the Company is entering into a Placement Agreement with Robert Sim, Rosemary Sim and 101016305 Saskatchewan Ltd., dated as of even date herewith the Purchaser (the "Placement Agreement")

WHEREAS, The Company and the Purchaser desire to amend certain provisions of the Notes and the Note Agreement;

NOW, THEREFORE, for good and valuable consideration, which is deemed adequate and sufficient in all respects by the parties hereto, the Company and the Purchaser agree as follows:

1. Subject to Paragraph 2 below, so long as the Company has performed in accordance with the terms and conditions of the Initial Placement, as such term is defined in the Placement Agreement, all unpaid principal together with any interest then due and all other amounts payable upon the Notes, shall be due and payable on demand by the Purchaser at any time after September 30, 2004.

2. So long as the Company has performed in accordance with the Secondary Placements, as such term is defined in the Placement Agreement, all unpaid principal, together with the balance of accrued and unpaid interest and any other amounts payable upon the Notes, shall be due and payable on demand by the Purchaser at any time after December 31, 2004.

3. Any and all unpaid interest due and payable on the Notes up to and including the date of this Amendment and thereafter shall be paid promptly at the respective due date in accordance with the terms of the Note Agreement in accordance with the original rates set forth in the respective Notes.

4. For purposes of clarity, all interest due and payable on the principal amount of each of the Notes shall remain promptly due and payable on each quarterly payment date as specified in the respective original Note. Nonpayment of any such interest at its quarterly due date shall constitute an Event of Default, provided, however, all payments due and payable as of June 30, 2004 may be made at or prior to July 15, 2004.

5. The parties agree that time is of the essence. The parties agree that all other terms and conditions not otherwise amended herein with respect to the Notes and the Note Agreement, shall remain subject to the respective provisions of the Notes and the Note Agreement, provided,

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however, that in the event of a conflict between such other instruments and this
Amendment, this Amendment shall control. Except as otherwise defined herein, capitalized terms shall have the meaning set forth in the Note Purchase
Agreement and with respect to each of the Notes, the originally executed copy of such Note.

6. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

                            [Signature Page Follows]

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      IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

WIRELESS AGE COMMUNICATIONS, INC.


By: /s/ John G. Simmonds
    -----------------------------
    Name:  John G. Simmonds
    Title: Chairman and CEO

PURCHASER:


/s/ Stacey Minichiello
---------------------------------
Stacey Minichiello